SCHEDULE 14A INFORMATION


      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant (x)

Filed by a Party other than the Registrant ( )

Check the appropriate box:
( ) Preliminary Proxy Statement
( ) Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
(x) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  E-Z-EM, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(x) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    5)  Total fee paid:

        ------------------------------------------------------------------------
( ) Fee paid previously with preliminary materials.
( ) Check box if  any part of the fee is offset  as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        ------------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    3)  Filing Party:

        ------------------------------------------------------------------------
    4)  Date Filed:

        ------------------------------------------------------------------------

                                  E-Z-EM, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 20, 1998

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of E-Z-EM, INC., a Delaware corporation (the "Company"), will be held at the Milleridge Inn, Jericho, New York, on October 20, 1998 at 10:00 a.m., Local Time, for the following purposes:

     1. To elect three Class II directors, each to serve for a term of three years;

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 29, 1999;

     3. To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on September 24, 1998 as the record date (the "Record Date") for the Meeting. Only stockholders of record of the Company's Class A Common Stock, $0.10 par value, on the Company's stock transfer books on the close of business on that date are entitled to vote at the Meeting.

By Order of the Board of Directors

PETER J. GRAHAM, Secretary

Westbury, New York
Dated: September 29, 1998

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

If you wish to attend, please check the appropriate box on the enclosed proxy and return it in the enclosed envelope.

                                  E-Z-EM, INC.
                                 717 MAIN STREET
                          WESTBURY, NEW YORK 11590-5021

                              ---------------------

                                 PROXY STATEMENT
                                       FOR
                             MEETING OF STOCKHOLDERS

                                OCTOBER 20, 1998

                              ---------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders by the Board of Directors of E-Z-EM, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, the "Proxies") for use at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Milleridge Inn, Jericho, New York, on Tuesday, October 20, 1998 at 10:00 a.m., or at any adjournment thereof.

     The principal executive offices of the Company are located at 717 Main Street, Westbury, New York 11590-5021. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is September 29, 1998.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at 450 Fifth Street, Washington, D.C. 20549 and at certain of the Commission's regional offices. Copies of such documents may be obtained from the Public Reference Section of the Commission at prescribed rates. In addition, such material and other information concerning the Company can be inspected at the American Stock Exchange, on which exchange shares of the Company's securities are listed.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

Summary of Proxy Statement............................................       1

Record Date and Voting Securities.....................................       1

Voting of Proxies.....................................................       1

Security Ownership....................................................       2

Election of Directors.................................................       4
     Nominees.........................................................       4
     Meetings.........................................................       6
     Executive Compensation...........................................       7

Compensation and Stock Option Committee Report........................      12

Certain Transactions..................................................      15

Ratification of Appointment of Independent Auditors...................      15

Annual Report.........................................................      15

Stockholder Proposals.................................................      16

Other Matters.........................................................      16

                           SUMMARY OF PROXY STATEMENT

     The following is a summary of certain information contained in this Proxy Statement. This summary should not be considered complete and is qualified in its entirety by the more detailed information and financial statements contained in the Proxy Statement. Certain capitalized terms used in this summary are defined in the Proxy Statement.

     The principal offices of the Company are located at 717 Main Street, Westbury, New York 11590-5021, (516) 333-8230.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     Three of the Company's seven directors are to be elected at the Annual Meeting. Each of the directors will serve until the 2001 Annual Meeting of Shareholders and until, in each case, his successor is duly elected and qualified.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

     Shareholders   are  being  asked  at  the  Annual  Meeting  to  ratify  the appointment of Grant Thornton LLP, certified public accountants, as the independent auditors for the Company for the 1999 fiscal year.

                        RECORD DATE AND VOTING SECURITIES

     As of the close of business on September 24, 1998, the record date (the "Record Date"), there were 4,035,346 outstanding shares of the Company's Class A Common Stock, $0.10 par value (the "Class A Common Stock"). Holders of the Class A Common Stock have one vote per share on each matter to be acted upon. Only stockholders of Class A Common Stock of record at the close of business on the Record Date for the Meeting (the "Stockholders") will be entitled to vote at the Meeting and at any adjournment thereof. A majority of the outstanding shares of Class A Common Stock present in person or by proxy is required to constitute a quorum at the Meeting.

     Additionally, the Company had 6,030,952 shares of Class B Common Stock, $0.10 par value (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock") outstanding as of the Record Date. Shares of Class B Common Stock are nonvoting shares.

                                VOTING OF PROXIES

     Shares of Class A Common Stock represented by Proxies that are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Class A Common Stock represented thereby will be voted: (i) for the election as Directors of the persons who have been nominated by the Board of Directors; (ii) for the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 29, 1999 (the "1999 Fiscal Year"); and (iii) with respect to any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

     The execution of a Proxy will in no way affect a Stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a Stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented before the Meeting, or if the Stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Class A Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

     The following table sets forth information, as of September 24, 1998, as to the beneficial ownership of the Company's voting Class A Common Stock by each person known by the Company to own beneficially more than 5% of the Company's voting Class A Common Stock:

   Name and Address of                          Shares            Percent of
    Beneficial Owner                       Beneficially Owned       Class
    ----------------                       ------------------       -----
Howard S. Stern, ........................       956,412              23.7
Chairman of the Board,
President, Chief Executive
Officer, Director
717 Main Street
Westbury, NY  11590

Betty S. Meyers, ........................       820,806              20.3
401 Emerald Street
New Orleans, LA  70124

David P. Meyers, ........................       311,551(1)            7.7
Director
1220 Pasadena Avenue
Atlanta, GA  30306

Jonas I. Meyers, ........................       311,551(2)            7.7
904 Oakland Avenue
Ann Arbor, MI  48104

Stuart J. Meyers, .......................       311,551(3)            7.7
434 Bellaire Drive
New Orleans, LA  70124

Dimensional Fund Advisors, Inc., ........       233,075               5.8
1299 Ocean Avenue
Santa Monica, CA  90401

Wellington Management Company, ..........       219,258               5.4
75 State Street
Boston, MA  02109

----------
(1) Includes 154,801 shares in which David P. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(2) Includes 154,801 shares in which Jonas I. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

(3) Includes 154,801 shares in which Stuart J. Meyers has only a remainder interest. Betty S. Meyers holds a life estate in such shares.

     The following table sets forth information, as of September 24, 1998, as to the beneficial ownership of the Company's voting Class A and nonvoting Class B Common Stock, by (i) each of the Company's directors, (ii) each of the Company's Named Executive Officers, and (iii) all directors and executive officers of the Company as a group:

                                                  Class A                                  Class B
                                      -----------------------------           ------------------------------
                                         Shares              Percent             Shares              Percent
      Name of                         Beneficially             of             Beneficially             of
  Beneficial Owner                      Owned (1)             Class             Owned (2)             Class
  ----------------                    -----------             -----           ------------            -----
Howard S. Stern, ..........              956,412               23.7            1,307,564               21.5
Chairman of the Board,
President, Chief Executive
Officer, Director

David P. Meyers, ..........              311,551(3)             7.7              587,318(4)             9.8
Director

Arthur L. Zimmet, .........               28,750                 *                90,784                1.5
Senior Vice President

Robert M. Topol, ..........               25,888                 *                65,530                1.1
Director

Paul S. Echenberg, ........                2,888                 *                75,094                1.2
Chairman of the Board of
E-Z-EM Canada, Director

Donald A. Meyer, ..........               20,067                 *                44,059                 *
Director

James L. Katz, ............                2,913                 *                54,360                 *
Director

Dennis J. Curtin, .........                2,052                 *                53,382                 *
Vice President

Eamonn P. Hobbs, ..........                   50                 *                39,604                 *
Vice President

Michael A. Davis, M.D., ...                 None                 *                38,836                 *
Medical Director/Technical
Director, Director

Agustin V. Gago, ..........                 None                 *                11,274                 *
Vice President

All directors and executive
 officers as a group (17
 persons) .................            1,350,571(3)            31.0            2,503,746(4)            36.5

----------
*  Does not exceed 1%.

(1) Includes Class A Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from September 24, 1998 as follows: Robert M. Topol (2,388), Paul S. Echenberg (2,388), Donald A. Meyer (2,388), James L. Katz (2,388) and all directors and executive officers as a group (9,552).

(2) Includes Class B Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from September 24, 1998 as follows: Howard S. Stern (78,786), Arthur L. Zimmet (50,884), Robert M. Topol (40,638), Paul S. Echenberg (74,404), Donald A. Meyer (18,466), James
     L. Katz (52,549), Dennis J. Curtin (50,556), Eamonn P. Hobbs (39,595), Michael A. Davis, M.D. (38,836), Agustin V. Gago (11,274) and all directors and executive officers as a group (591,929).

(3) Includes 154,801 shares in which Mr. Meyers has only a remainder interest. Betty S. Meyers, a principal shareholder, holds a life estate in such shares.

(4) Includes 175,893 shares in which Mr. Meyers has only a remainder interest. Betty S. Meyers, a principal shareholder, holds a life estate in such shares. Also includes 190,035 shares owned by a partnership which Mr. Meyers has an interest in.

                        PROPOSAL I--ELECTION OF DIRECTORS

                                    NOMINEES

     As of October 31, 1997, the effective date of the separation from the Company of Daniel R. Martin, the Company's Board of Directors consisted of seven directors. The Board is classified into three classes, each of which has a staggered three-year term. At the Meeting, the Stockholders will elect three Class II directors each of whom will hold office until the Annual Meeting of Stockholders to be held in 2001 and until their successors are duly elected and qualified. The Class I directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below (the "Nominees") as directors of the Company. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors.

     The term of each of the current Class II directors expires at the Meeting when his respective successor is duly elected and qualified. Management has no reason to believe that any of the Nominees will be unable or unwilling to serve as a director, if elected. Should any of the Nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of the Nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the Nominees and certain information concerning them are set forth below:

Nominees to Class II of the Board of Directors

                                                                      First Year
                                                                        Became
       Name                Principal Occupation             Age        Director
       ----                --------------------             ---        --------
Paul S. Echenberg       President, Chief Executive           54          1987
                        Officer and Director of
                        Schroders & Associates
                        Canada Inc.

Donald A. Meyer         Independent consultant in            64          1968
                        legal matters to arts and
                        business organizations

Robert M. Topol         Private Investor                     73          1982

     PAUL S. ECHENBERG, age 54, has been a director of the Company since 1987 and has served as Chairman of the Board of E-Z-EM Canada Inc. since 1994. He is the President, Chief Executive Officer and Director of Schroders & Associates Canada Inc. (investment buy-out advisory services) and Director of Schroders Ventures Ltd. since 1997. He is also a founder and has been a general partner and director of Eckvest Equity Inc. (personal investment and consulting services) since 1989. He was also a founder and had been a senior partner of BDE Capital

Partners (investment banking partnership) from 1992 to 1994. He is also a director of Lallemand Inc., ISG Technologies, Inc., LDI Research Co., Inc., LDI Marketing Co., Inc., Benvest Capital Inc., Colliers MacAuley Nicholl, Huntington Mills (Canada) Ltd. and ITI Medical Technologies, Inc. The Company has investments in ISG Technologies, Inc. and ITI Medical Technologies, Inc.

     DONALD A. MEYER, age 64, has been a director of the Company since 1968. He is currently an independent consultant in legal matters to arts and business organizations, specializing in technical assistance. He had been the Executive Director of the Western States Arts Federation, Santa Fe, New Mexico, which provides and develops regional arts programs, from 1990 to 1995. From 1958 through 1990, he was an attorney practicing in New Orleans, Louisiana.

     ROBERT M. TOPOL, age 73, has been a director of the Company since 1982. Prior to his retirement in 1994, he served as an Executive Vice President of Smith Barney, Inc. (financial services) for more than five years. He is also a director of First American Health Concepts, Fund for the Aging, City Meals on Wheels, American Health Foundation, State University of New York -- Purchase, and Redstone Resources Inc.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

The following Class I and III Directors will continue on the Board of Directors for the terms indicated:

Class I Directors
(Term Expiring in 2000):

     JAMES L. KATZ, CPA, JD, age 62, has been a director of the Company since 1983. He is a founder and managing director since its organization in 1995 of Chapman Partners LLC (investment banking). Previously, he had been the co-owner and President of Ever Ready Thermometer Co., Inc. from its acquisition in 1985 until its sale in 1994. From 1971 until 1980 and from 1983 until 1985, he held various executive positions with Baxter International and subsidiaries of Baxter International, including that of Chief Financial Officer of Baxter International. He is also a director of Intec, Inc., Binax, Inc. and ELPAS North America, Inc.

     MICHAEL A. DAVIS, M.D., age 57, has served as Medical Director/Technical Director and Director of the Company since 1997, and previously served as Medical Director and Director of the Company from 1995 to 1996, as Medical Director from 1994 to 1995, and as Associate Medical Director from 1988 to 1993. He has been Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center since 1980. He is also a director of MacroChem Corp.

Class III Directors
(Term Expiring in 1999):

     HOWARD S. STERN, age 67, is a co-founder of the Company and has served as Chairman of the Board and Director of the Company since its formation in 1962. Mr. Stern has also served as President and Chief Executive Officer of the Company since November 1997. From 1990 to 1994, Mr. Stern served as Chief Executive Officer, and from the formation of the Company until 1990, he served as President and Chief Executive Officer. Mr. Stern is also a director of ITI
Medical Technologies, Inc. The Company has an investment in ITI Medical Technologies, Inc.

     DAVID P. MEYERS, age 34, has been a director of the Company since 1996. He is the founder of MedTest Express, Inc., an Atlanta, Georgia provider of contracted laboratory services for home health agencies, and has served as its President and Chief Executive Officer since 1994. For the five years prior to that, Mr. Meyers was the Vice President of Operations at Radiation Care, Inc., an Atlanta, Georgia operator of radiation therapy and diagnostic imaging centers.

                                    MEETINGS

     The Board of Directors held four regular meetings and two special meetings by conference call during the 1998 Fiscal Year. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware. All directors attended all Board meetings during the 1998 Fiscal Year, except that Messrs. Davis and Katz each missed one meeting and Messrs. Meyer and Topol each missed two meetings.

     The Company has a standing Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Finance Committee.

     The Executive Committee has the power and authority to act on behalf of the Board during intervals between regularly scheduled Board meetings. The members of the Executive Committee are Messrs. Stern, Echenberg, Katz and Topol. The Executive Committee did not meet during the 1998 Fiscal Year.

     The Audit Committee recommends to the Board the selection of independent accountants and reviews the scope and results of the annual audit. The members of the Audit Committee are Messrs. Katz and Topol. The Audit Committee met twice during the 1998 Fiscal Year.

     The Nominating Committee recommends to the Board nominees for election to the Board. The members of the Nominating Committee are Messrs. Meyer and Topol. The Nominating Committee did not meet during the 1998 Fiscal Year.

     The  Compensation   Committee  determines  the  cash  and  other  incentive
compensation, if any, to be paid to the Company's executive officers and key employees. The Compensation Committee also sets the policies and parameters of the Company's executive compensation programs and awards thereunder, and makes determinations as to stock option grants under the 1983 Stock Option Plan and the 1984 Directors and Consultants Stock Option Plan. The members of the Compensation Committee are Messrs. Stern and Meyer. During the 1998 Fiscal Year, the Compensation Committee met twice on a formal basis, and numerous times on an informal basis amending the executive compensation program.

     The Board of Directors created a Finance Committee in 1995. Its members are Messrs. Topol and Katz. The Finance Committee did not meet during the 1998 Fiscal Year.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation for services, in all capacities for 1998, 1997 and 1996, of those persons who were, at the end of 1998, Chief Executive Officer ("CEO") (Howard S. Stern) and each of the four most highly compensated executive officers of the Company other than the CEO (collectively, the "Named Executive Officers"):

                                                Annual Compensation                        Long Term Compensation
                                         ----------------------------------    ----------------------------------------
                                                                                           Awards               Payouts
                                                                               ----------------------------     -------
                                                                    Other
                                                                    Annual     Restricted                                  All Other
    Name and                                                       Compensa-      Stock        Options             LTIP    Compensa-
    Principal                Fiscal       Salary         Bonus      tion (1)     Awards     ---------------       Payouts   tion (4)
    Position                  Year          ($)           ($)         ($)          ($)      # (2)     # (3)         ($)         ($)
    --------                  ----       --------       -------    ---------   ----------   -----     -----       -----    ---------
Howard S. Stern, ..........   1998       $250,000       $61,874       None       None        None      .2273       None     $19,609
Chairman of the Board,        1997        250,000        11,538       None       None        None     8.5527       None       7,090
President and Chief           1996        250,000         None        None       None        None      None        None       7,245
Executive Officer

Eamonn P. Hobbs, ..........   1998       $195,000       $21,923       None       None        None      .2273       None     $ 7,630
Vice President                1997        176,250         6,058       None       None        None    45.4545       None       7,902
                              1996        170,648         None        None       None        None      None        None       8,021

Arthur L. Zimmet, .........   1998       $155,000       $40,283       None       None        None      None        None     $ 8,069
Senior Vice President         1997        153,000         7,062       None       None        None      None        None       7,380
                              1996        153,000         None        None       None        None      None        None       7,760

Dennis J. Curtin, .........   1998       $146,667       $38,861       None       None        None      None        None     $ 7,637
Vice President                1997        144,000         6,646       None       None        None     3.4091       None       7,534
                              1996        144,000         7,500       None       None        None      None        None       7,880

Agustin V. Gago, ..........   1998       $177,581         None        None       None        None      None        None     $ 7,166
Vice President                1997        184,515         None        None       None        None      None        None       7,791
                              1996        130,989         None        None       None       2,185      None        None       6,274

----------
(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for 1998, 1997 and 1996 did not exceed the lesser of 10% of such officer's total annual salary and bonus for 1998, 1997 or 1996 or $50,000; such amounts are, therefore, not reflected in the table.

(2) Options are exercisable in Class B Common Stock of the Company and have been retroactively adjusted for the 3% stock dividends described in Note M to the Consolidated Financial Statements.

(3) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company.

(4) For 1998, 1997 and 1996, includes for each of the Named Executive Officers the amounts contributed by the Company under the Profit-Sharing Plan and, as matching contributions, under the companion 401(k) Plan. For 1998, also includes for Howard S. Stern fees of $12,000 relating to attendance at directors' meetings of AngioDynamics.

Option/SAR Grants Table

     The following table sets forth certain information concerning stock option grants made during 1998 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. All of the options granted during 1998 have an exercise price not less than the fair market value of the Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company, on the date of grant, and expire in ten years. In accordance with SEC disclosure rules, the hypothetical gains or "option spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. The Company did not grant any stock appreciation rights during 1998.

                                                                                            Potential Realizable Value at
                                                                                            Assumed Annual Rates of Stock
                           Individual Grants                                              Price Appreciation for Option Term
--------------------------------------------------------------------------      ---------------------------------------------------
                       Number of     % of Total
                      Securities      Options                                            5%                           10%
                      Underlying     Granted to     Exercise                    ---------------------       -----------------------
                        Options     Employees in    or Base                     Stock       Potential       Stock         Potential
                        Granted     Fiscal Year      Price      Expiration      Price         Value         Price           Value
      Name              (#) (1)       1998 (3)     ($/Sh) (4)      Date         ($/Sh)          $           ($/Sh)            $
      ----            ----------    ------------   ----------   ----------      ------      ---------       ------        ---------
Howard S. Stern ....   .2273(2)         2.2%        $40,000       5/29/08       $65,156       $5,717       $103,750        $14,489

Eamonn P. Hobbs ....   .2273(2)         2.2%        $40,000       5/29/08       $65,156       $5,717       $103,750        $14,489

Arthur L. Zimmet ...    None

Dennis J. Curtin ...    None

Agustin V. Gago ....    None

----------
(1) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company.

(2) Options are exercisable 20% per year over five years from the date of grant, provided a threshold event occurs or 100% on the ninth anniversary of the grant, if no threshold event occurs. A threshold event is the earlier of (i) fourteen months after either an initial public offering ("IPO") or the spin off of all AngioDynamics stock to the Company's shareholders, or (ii) two months after the occurrence of both an IPO and the spin off of all AngioDynamics stock to the Company's shareholders.

(3) Represents the percentage of total options granted to employees during 1998 and exercisable in Class B Common Stock of AngioDynamics, Inc.

(4) The options granted during 1998 have an exercise price not less than the fair market value of the Class B Common Stock of AngioDynamics, Inc. on the date of grant. A total of 136.36 shares of AngioDynamics' Class B Common Stock may be issued under this plan.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning all exercises of stock options during 1998 by the Named Executive Officers and the fiscal year-end value of unexercised stock options on an aggregated basis:

                                                                               Number of
                                                                               Securities             Value of
                                                                               Underlying            Unexercised
                                                                               Unexercised          In-the-Money
                                                                               Options at            Options at
                                                                              May 30, 1998          May 30, 1998
                                                                                  (#)                  ($) (1)
                                                                              ------------          -------------
                                         Shares             Value              Exercisable/          Exercisable/
                                        Acquired on        Realized           Unexercisable         Unexercisable
       Name                             Exercise (#)          ($)                  (2)                   (2)
       ----                             -----------        --------           ------------          -------------
Howard S. Stern ....................      None               None                78,786/              $130,365/
                                                                                  None                  None

Eamonn P. Hobbs ....................      None               None                39,595/               $57,373/
                                                                                  None                  None

Arthur L. Zimmet ...................      None               None                50,884/               $74,695/
                                                                                  None                  None

Dennis J. Curtin ...................      None               None                50,556/               $80,269/
                                                                                  None                  None

Agustin V. Gago ....................      None               None                11,274/               $11,644/
                                                                                  None                  None

----------
(1) Options are "in-the-money" if on May 30, 1998, the market price of the stock exceeded the exercise price of such options. At May 30, 1998, the closing price of the Company's Class A and Class B Common Stock was $7.00 and $5.88, respectively. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on May 30, 1998 and the aggregate exercise price of such options.

(2) Options granted prior to the Company's recapitalization on October 26, 1992 are exercisable one-half in Class A Common Stock and one-half in Class B Common Stock. Options granted after the recapitalization are exercisable in Class B Common Stock.

Compensation of Directors

     Directors, who are not employees of the Company, are entitled to directors fees of $15,000 annually. Directors, who serve on committees of the Company and who are not employees or consultants of the Company, are entitled to a fee of $500 for each committee meeting attended, except that the chairman of a committee is entitled to a fee of $1,000 for each committee meeting attended.

Employment Contract

     During 1994, the Company entered into an employment contract with Howard S. Stern. This employment contract is for a term of eight years at an annual compensation of $250,000.

Severance Arrangements

     The Company has entered into severance agreements ("Severance Agreements") with the Named Executive Officers (excluding Howard S. Stern) and certain other executive officers and key employees ("Executives").

     Each Severance Agreement provides certain security to the Executives in connection with a change of control. A change of control ("Change of Control") is defined as the acquisition of 50% or more of the outstanding voting power of all capital stock of the Company; or the transfer of all or substantially all of the assets of either or both of the AngioDynamics or Contrast Systems business segments. Upon a Change of Control, all outstanding stock options vest and remain exercisable until the original expiration date of such options without regard to the need to remain employed by the Company. The Company will provide the Executive (or his estate) with an interest-free loan in the amount necessary to pay the exercise price and the income and employment taxes due as a result of the option exercise.

     If an Executive's employment with the Company is terminated by the Company for good cause (as defined below), death or disability, or by the Executive other than for good reason (as defined below), during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to accrued but unpaid base salary.

     A termination of employment is for good cause ("Good Cause") under the Severance Agreements if the basis of termination is (i) repeated acts or serious omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (ii) conviction of a crime involving fraud, dishonesty or moral turpitude; or (iii) a material breach of the Severance Agreement or the conditions and requirements of employment.

     Good reason ("Good Reason") exists under the Severance Agreements if there is (i) a significant reduction in the nature or the scope of the Executive's authority and/or responsibility; (ii) a material reduction in the Executives rate of base salary; (iii) a significant reduction in employee benefits; or (iv) a change in the principal location in which the Executive is required to perform services, which significantly increases commuting distance.

     If an Executive's employment with the Company is terminated by the Company without Good Cause or by the Executive for Good Reason, during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to: (i) accrued but unpaid base salary; (ii) a lump sum payment equal to between one and two times annual base salary, based upon years of service; (iii) any benefits accrued under any incentive and retirement plans; (iv) paid medical plan coverage until the earlier of 18 months from termination or the time when the Executive obtains comparable coverage through a new employer; (v) a lump sum payment equal to the unvested portion, if any, of the Executive's 401(k) plan; and (vi) outplacement and career counseling services.

     Each Severance Agreement provides that if any amounts due to an Executive thereunder become subject to the "golden parachute" rules set forth in Section 4999 of the Internal Revenue Code, then such amounts will be reduced to the extent necessary to avoid the application of such rules.

Report on Repricing of Options

     During 1998, the Company's Board of Directors approved the repricing of all outstanding stock options previously granted under the AngioDynamics Stock Option Plan. The repricing provided for the exercise price of 128.41 options to be reduced from $80,000 per share to $40,000 per share, to reflect current fair value. The repricing did not affect the term or vesting period of the options. The following table sets forth certain information concerning the repricing of stock options previously granted to the Named Executive Officers.

                                                        Number of            Market                                      Length of
                                                        Securities          Price of                                      Original
                                                        Underlying          Stock at        Exercise                    Option Term
                                                         Options             Time of        Price at          New       Remaining at
                                                        Repriced          Repricing or      Repricing       Exercise       Date of
                                                        or Amended          Amendment          or            Price      Repricing or
      Name                              Date             (#) (1)             ($/Sh)         Amendment        ($/Sh)      Amendment
      ----                              ----            ----------        ------------      ---------       --------    -----------
Howard S. Stern ..............         5/05/98            8.5227(2)          $40,000         $80,000         $40,000      106 Months

Eamonn P. Hobbs ..............         5/05/98           45.4545(2)          $40,000         $80,000         $40,000      106 Months

Arthur L. Zimmet .............          None               None                None            None            None         None

Dennis J. Curtin .............         5/05/98            3.4091(2)          $40,000         $80,000         $40,000      106 Months

Agustin V. Gago ..............          None               None                None            None            None         None

----------
(1) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company.

(2) Options are exercisable 20% per year over five years from the date of grant, provided a threshold event occurs or 100% on the ninth anniversary of the grant date, if no threshold event occurs. A threshold event is the earlier of (i) fourteen months after either an initial public offering ("IPO") or the spin off of all AngioDynamics stock to the Company's shareholders, or (ii) two months after the occurrence of both an IPO and the spin off of all AngioDynamics stock to the Company's shareholders.

Compensation Committee Interlocks and Insider Participation

     During 1998, the Compensation Committee consisted of Howard S. Stern and Donald A. Meyer. Mr. Stern also served as President and Chief Executive Officer since November 1997. From 1990 until 1994, Mr. Stern served as Chief Executive Officer, and from the formation of the Company until 1990, he served as President and Chief Executive Officer.

     A facility of the Company located in Westbury, New York is owned 27% by Howard S. Stern. Aggregate rentals, including real estate tax payments, were $146,000 during 1998. The lease term expired in June 1996 and is currently being extended on a month-to-month basis.

     During 1998, the Company entered into a split dollar life insurance arrangement with Howard S. Stern. On an annual basis, the Company makes interest bearing advances of approximately $100,000 toward the cost of such life insurance. Interest on the advances is to be paid to the Company annually. Under a collateral assignment agreement, the proceeds from the underlying life insurance policies will first be paid to the Company to repay the advances it made. If the policies are terminated prior to the death of Mr. Stern or his wife Linda B. Stern (the "insureds"), the Company will be entitled to the cash surrender value of the policies at that time, and any shortfall between that amount and the amount of the advances made by the Company will be repaid to the Company by the insureds.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

General

     The  Compensation   Committee  determines  the  cash  and  other  incentive
compensation, if any, to be paid to the Company's executive officers and key employees. Howard S. Stern and Donald A. Meyer are the members of the Compensation Committee.

Compensation Philosophy

     The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals by (a) setting levels of compensation designed to attract and hold superior executives in a highly competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and individual initiative and achievement contributions to such performance, (c) linking compensation to elements which affect the Company's annual and long-term performance, (d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e) establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive. Executive compensation consists of base salary, annual performance bonuses, and stock options.

Certain Tax Consideration

     Section  162(m) of the  Internal  Revenue  Code of 1986,  as  amended  (the
"Code"), prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) or to the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Company believes that any compensation received by the Named Executive Officers in connection with the exercise of options granted under the 1983 Stock Option Plan will qualify as "performance-based compensation", except for a certain de minimus option grant awarded in 1996. Stock options issued pursuant to the Company's AngioDynamics subsidiary 1997 Stock Option Plan will not qualify as "performance-based compensation." The Company has not established a policy with respect to Section 162(m) of the Code because the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

Base Salaries

     Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined consistent with the Company's compensation policy by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, and any increased responsibilities assumed by the executive.

Annual Incentive Compensation

     The Company administers an Executive Incentive Bonus Plan (the "Bonus Plan"), under which cash bonuses may be made to the CEO and President, other corporate officers, and certain divisional personnel. The bonus pool is determined at the beginning of each fiscal year based on budgeted earnings for the year. A discretionary bonus may be awarded if certain performance objectives, including corporate, business unit and departmental goals, have been met, as determined by the Compensation Committee. The Company awarded bonuses ranging up to 26% of base salary to corporate officers under the Bonus Plan for the 1998 Fiscal Year.

Stock Option Agreements

     Long-term compensation awards are granted pursuant to the Company's stock option plans. The use of stock options ensures that the interest of the Company's executive officers are tied to the interest of the Company's stockholders by making a portion of the executive's long-term compensation dependent upon the value created for stockholders. Options are granted at an exercise price equal to the fair market value of the Company's Class B Common Stock on the date of the grant. Optionees can receive value from stock option grants only if the underlying Common Stock appreciates in the long term. Generally stock option grants utilize vesting periods ranging from two to nine years to encourage key executives to continue in the employ of the Company. The Committee considers the amount of stock options previously granted to each officer, as well as the officer's current performance and contribution to the Company when determining the size of an option grant.

Compensation of Chief Executive Officer

     During the 1998 Fiscal Year, no options were granted to and no options previously granted were exercised by Mr. Stern. During the 1998 Fiscal Year, the base salary for Mr. Stern was determined based upon the Employment Contract entered into during 1994. Mr. Stern's base salary was not adjusted and remained at $250,000 following his appointment as President and Chief Executive Officer in November 1997. Mr. Stern received a cash bonus of $61,864 for the 1998 Fiscal Year, based upon his level of achievement in developing the Company's products and strengthening its management team. Mr. Stern's bonus was ratified by the entire Board of Directors.

                                            THE COMPENSATION COMMITTEE
                                            Donald A. Meyer
                                            Howard S. Stern

Common Stock Performance

     The following graph compares the cumulative total shareholder return on the Company's Class A and Class B Common Stock with returns on the American Stock Exchange Market Value Index ("AMEX Market Value") and the Standard and Poor's Health Care (Medical Products and Supplies) Index ("S&P Medical Index"), for the five year period ended May 30, 1998. The total return of the Class A Common Stock presented in the following graph treats all stock dividends payable in Class B Common Stock as cash dividends and assumes the reinvestment of such dividends in Class A Common Stock. As prescribed by the SEC, the measurements are indexed to a value of $100 at May 31, 1993, and assume all dividends were reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG E-Z-EM, INC. CLASS A & B, THE AMEX MARKET VALUE INDEX
         AND THE S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES) INDEX



             [GRAPH OMITTED - TO BE SUBMITTED UNDER SEPARATE COVER]



* $100 INVESTED ON 5/31/93 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING MAY 31.


                           Total Return - Data Summary

                                                                 Cumulative Total Return
                                                -----------------------------------------------------------
                                                5/93        5/94        5/95      5/96      5/97       5/98
                                                ----        ----        ----      ----      ----       ----
E-Z-EM, INC. - CLASS A (EZM.A)                  100          89          84       256        154       134
E-Z-EM, INC. - CLASS B (EZM.B)                  100          74          72       232        137       109
AMEX MARKET VALUE (1)                           100         100         112       139        142       169
S & P MEDICAL INDEX                             100          94         139       189        234       311

Graph Produced by Research Data Group

----------
(1) As of July 24, 1995 the Company's Common Stock commenced trading on the American Stock Exchange ("AMEX") and ceased being quoted on NASDAQ.

                              CERTAIN TRANSACTIONS

     A facility of the Company located in Westbury, New York is owned 27% by Howard S. Stern, 25% by Betty S. Meyers, a principal shareholder, 2% by other employees of the Company and 46% by unrelated parties, which includes a 25% owner who manages the property. Aggregate rentals, including real estate tax payments, were $146,000 during 1998. The lease term expired in 1996 and is currently being extended on a month-to-month basis.

     During 1998, the Company entered into split dollar life insurance arrangements with Howard S. Stern (including his spouse) and Betty S. Meyers (the "insureds"). On an annual basis, the Company makes interest bearing advances of approximately $100,000 per insured toward the cost of such life insurance policies. Interest on the advances is to be paid to the Company annually by the insureds. Under collateral assignment agreements, the proceeds from the policies will first be paid to the Company to repay the advances it made. If the policies are terminated prior to the death of the insured, the Company will be entitled to the cash surrender value of the policies at that time, and any shortfall between that amount and the amount of the advances made by the Company will be repaid to the Company by the insureds.

     The Company has an unsecured, two-year interest bearing note receivable from Eamonn P. Hobbs, an executive officer of the Company, in the principal amount of $320,000. The outstanding principal and interest matures on September 30, 1999.

     The Company has engaged Paul S. Echenberg, a director of the Company, for consulting services. Fees for such services, including fees relating to attendance at directors' meetings, were approximately $99,000 during 1998.

     The Company has engaged Michael A. Davis, M.D., a director of the Company, for consulting services. Fees for such services were approximately $132,000 during 1998.

                   PROPOSAL II--RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors appointed Grant Thornton LLP, certified public accountants, who were the Company's independent auditors for the 1998 Fiscal Year, as the Company's independent auditors for the 1999 Fiscal Year. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Grant Thornton LLP be submitted to the Stockholders for ratification due to the significance of their appointment to the Company.

     The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all Stockholders represented and entitled to vote thereon. Therefore, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

Recommendation of the Board of Directors

     THE  BOARD  OF  DIRECTORS  OF  THE  COMPANY   RECOMMENDS  A  VOTE  FOR  THE
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR.

                                  ANNUAL REPORT

     All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 1998 Annual Report for the 1998 Fiscal Year.

     ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE 1998 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO STOCKHOLDER INFORMATION, E-Z-EM, INC., 717 MAIN STREET, WESTBURY, NEW YORK 11590-5021.

                              STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than May 1, 1999.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.



                                                  PETER J. GRAHAM
                                                    Secretary

September 29, 1998



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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  E-Z-EM, INC.

                      Proxy--Annual Meeting of Stockholders
                                October 20, 1998

The undersigned, a stockholder of Class A Common Stock, $.10 par value (the "Class A Common Stock") of E-Z-EM, Inc., a Delaware corporation (the "Company"), does hereby appoint Howard S. Stern and Dennis J. Curtin, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Class A Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders of the Company to be held at the Milleridge Inn in Jericho, New York, on Tuesday, October 20, 1998, at 10:00 a.m., Local Time, or at any adjournment or adjournments therof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     1.   ELECTION OF DIRECTORS

     For Paul S. Echenberg, Donald A. Meyer and Robert M. Topol as Class II directors:

                                                   TO WITHHOLD AUTHORITY TO VOTE
                          WITHHOLD                 FOR ANY NOMINEE(S), PRINT
      FOR ___________     VOTE    ___________      NAME(S) BELOW

                                                   _____________________________

     2.   RATIFICATION OF APPOINTMENT OF AUDITORS

      FOR ___________     AGAINST ___________      ABSTAIN ___________

To transact such other business as may properly come before the meeting or any adjournment thereof.

Please mark, date and sign exactly as your name appears on this Proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.


Signature _____________________ Signature _____________________ Date ___________